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                                                                  Exhibit 10.19


                                J-VON GROUP LLC
                              25 Litchfield Street
                        Leominster, Massachusetts 01453


                                                           April __, 1997


Mr. Patrick A. DePaolo
300 Argyle Road
Cheshire, CT 06410


Dear Pat:

         We refer to the letter dated August 30, 1991, (the "1991 Letter") between J-VON Limited Partnership (the "LP") and you, regarding certain agreements between the LP and you with respect to your limited partnership interests in the LP and in 25 Litchfield Street Limited Partnership ("Litchfield"). Simultaneously herewith, you are acquiring a membership interest in J-VON Group, LLC (the "Company").

         This Letter confirms the agreement of the parties hereto that the 1991 Letter remains in full force and effect, with the exception of the second paragraph therein which is hereby deleted. In addition, it is further agreed that, notwithstanding any provision contained in the Company's Limited Liability Company Agreement dated as of December 30, 1996, Discas, Inc. ("Discas") shall not be prevented from conducting its business in the areas of compounding plastic or rubber

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materials, or the marketing of such materials, with respect to recycled materials of any type, and prime materials that do not compete directly with the Company, provided that neither you nor Discas shall, directly or indirectly, manufacture or sell thermoplastic elastomers containing prime SBS or SEBS styrenic based compounds other than urethane-modified SBS styrenic based compounds and other than sales to the following entities which are existing customers of Discas with current estimated annual sales of 20,000 pounds of material: Kendall Health Care, Sanford/Berol, US Surgical, Storm Products, North Coast Medical and Davol Medical. For the purposes of this letter, the term "prime" shall include materials designated as "prime," "pencil prime," or "wide spec," and the term "recycled" shall refer to materials containing not less than thirty three percent (33%) recycled compounds in such material's formula.

         Each of the parties hereto acknowledges that its rights hereunder are unique and that a breach hereof may not be remediable by money damages. Accordingly, each of the parties hereto agrees that the other shall be entitled to specific performance and any other appropriate equitable relief in the event of a breach of the terms by the other.

         If the foregoing is in accordance with your understanding, kindly execute the enclosed agreement in the space provided below.


                                            Very truly yours,

                                            J-VON GROUP, LLC


                                            By:

                                            By:
                                               ---------------------------
                                               Name:
                                               Title:

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Agreed and understood:


/s/ Patrick A. DePaolo
-----------------------------
Patrick A. DePaolo, individually
and on behalf of Discas, Inc.

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                           J-VON LIMITED PARTNERSHIP
                              25 LITCHFIELD STREET
                        LEOMINSTER, MASSACHUSETTS 01453


                                                                August 30, 1991


Mr. Patrick A. DePaolo
30 Argyle Road
Cheshire, CT  06410


Dear Pat:

         Simultaneously herewith, you are acquiring a limited partnership interest in J-VON Limited Partnership (the "Company") and a limited partnership interest in 25 Litchfield Street Limited Partnership (the "Realty Company"). This letter sets forth certain additional agreements between the parties hereto with respect to your limited partnership interests in the Company and the Realty Company (collectively, the "Limited Partnership Interests").

         You hereby agree that, within 90 days after the date hereof, you will introduce to the Company qualified customers which will, on an annualized basis, provide to the Company orders for 1,000,000 pounds of thermoplastic compound at a price of no less than $.20/pound in the fifteen-month period following the date hereof. In the event that you do not produce such accounts within such 90-day period, the Company, and/or any one or more of the limited partners of the Company, shall have the right to require you to sell to them the Limited Partnership Interests at a purchase price equal to $50,000. Such right may be exercised at any time, and by any of them, during the period between the 9th month and the 24th month after the date hereof. For the avoidance of doubt, it is understood and agreed that you shall be deemed to have failed to comply with your obligations under the first sentence of this paragraph if, as a result of the inability of the Company to pro duce the thermoplastic compound ordered by such customers on its existing equipment without significant capital expenditure, the Company does not, within the 9-month period after the date hereof, fill orders for 500,000 pounds of thermoplastic compound provided by such customers, provided that the Company has exercised a good faith effort to produce such thermoplastic compound. In the event that the Company refuses or is unable to produce the 1,000,000 pounds of thermoplastic compound referred to above, you shall have the right to require the Company to purchase the Limited Partnership Interests for a purchase price equal to $50,000.

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Mr. Patrick A. DePaolo
August 30, 1991
Page 5


         It is agreed that, for the period from the date hereof through two years after the earlier of (a) the date of termination of the Company's existence or (b) the date on which you no longer own the Limited Partnership Interests, you shall not, directly or indirectly, whether as an owner, employee, consultant, agent, representative, or otherwise, be associated with any enterprise which solicits the styrenic or olifinic based thermoplastic elastomer business or does styrenic or olifinic based thermoplastic elastomer business with any customer of J-VON denoted on Exhibit A hereto as "Exclusive to J-VON." Further, the Company agrees that, during such period, it will not, directly or indirectly, solicit the styrenic or olifinic based thermoplastic elastomer business of or do styrenic or olifinic based thermoplastic elastomer business with the account set forth on Exhibit A hereto and denoted as "Exclusive to Discas." For the avoidance of doubt, it is agreed that during such period each of the parties hereto shall be free to conduct business with the accounts set forth on Exhibit A hereto and denoted as "Mutual."

         You acknowledge that you may receive certain confidential information which is proprietary to the Company. Confidential information includes, but is not limited to, all information relating to the intellectual property and business practices of the Company, whether or not reduced to writing or other tangible medium of expression, whether or not patented, patentable or protected as intellectual property. Intellectual property includes, but is not limited to, information relating to research and development, inventions, improvements, discoveries, know how, methods and pro cesses, compounds, formulas, samples, prototypes, patents and patent applications. Business practices includes information relating to any of the foregoing, and includes, but is not limited to, customer lists, pricing methods, strategic marketing plans, sources of supply and financial information. Confidential informa tion does not include information which was already known to you prior to this Agreement as established by written records, which becomes generally available to the public other than as a result of a breach of this agreement, which is furnished to you by a third party who is lawfully in possession of that information and who lawfully conveys it to you, or which is subsequently developed by you independently of the information received from the Company.

         You agree that you shall take all necessary steps to protect the confidential information of the Company and agree that you shall not use or disclose to any third party the confidential information of the Company without the Company's prior written consent.

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Mr. Patrick A. DePaolo
August 30, 1991
Page 6


         Each of the parties hereto acknowledges that its rights hereunder are unique and that a breach hereof may not be remediable by money damages. Accordingly, each of the parties hereto agrees that the other shall be entitled to specific performance and any other appropriate equitable relief in the event of a breach of the terms hereof by the other.

         If the foregoing is in accordance with your under standing, kindly execute the enclosed agreement in the space provided below. Very truly yours,


                                            J-VON Limited Partnership

                                            By: J-VON Management Corp.


                                            By: /s/ Daniel J. Hunter, Jr
                                               -------------------------------
                                                Daniel J. Hunter, Jr.
                                                President

Agreed and understood:


/s/ Patrick DePaolo
-----------------------------
Patrick DePaolo